UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2009

CME Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31553	36-4459170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 South Wacker Drive, Chicago, Illinois 60606
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 930-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements of Certain Officers.

On August 5, 2009, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of CME Group Inc. (the “Company”) recommended and the Board approved revised employment agreements for Craig S. Donohue, the Company’s Chief Executive Officer, and Phupinder S. Gill, the Company’s President.

The following is a summary of the key terms of the agreements, which replace the existing agreements for such officers as of August 5, 2009.  Copies of the employment agreements for Messrs. Donohue and Gill are attached to this report as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference as though they were fully set forth herein. The descriptions below are only a summary of the terms of agreements and are qualified in their entirety by the complete text of the employment agreements themselves.

Donohue Employment Agreement

Under the terms of his agreement, Mr. Donohue will be entitled to receive a minimum annual base salary of $850,000 for 2009 and of $1,000,000 thereafter during the term of the agreement.  Mr. Donohue is also eligible to receive an annual bonus under the Company’s bonus incentive plan for its named executive officers with a threshold of 75% of base salary, a target of 150% of base salary and a maximum of 300% of base salary.  Under his agreement, Mr. Donohue will participate in the Company’s equity incentive program with an annual target equity award of not less than 350% of base salary with grants to be comprised of 50% restricted stock and 50% stock options.

In the event of a termination by the Company without cause or by Mr. Donohue for good reason, as such terms are defined in the agreement, in addition to his accrued benefits, Mr. Donohue is entitled to a one-time lump sum severance payment equal to two times the sum of his then current base salary plus the amount of the threshold bonus amount under the Company’s annual bonus incentive plan for that year, subject to Mr. Donohue’s timely execution and delivery of a general release.  Additionally, in such event all of Mr. Donohue’s outstanding unvested equity awards will automatically vest and any stock options that were granted during the term of the new agreement will remain exerciseable for a period of four years from the date of termination.

In the event of a change of control, as defined in the agreement, prior to termination of Mr. Donohue’s employment, all of Mr. Donohue’s unvested equity awards will have vesting accelerated so as to vest within one year of the change in control, provided that during such one-year period Mr. Donohue is not terminated by the Company for cause, as defined in the agreement.  In the event Mr. Donohue is involuntarily terminated without cause or resigns for good reason within 60 days prior to a change of control, all of his unvested equity awards that would have been outstanding had he been employed as of the date of the change of control shall become vested and any stock options that were granted during the term of the new agreement will remain exerciseable for a period of four years from the date of termination.

In the event of Mr. Donohue’s death or disability, as defined in the agreement, all equity awards granted during the term of the new agreement will vest with an exercise period of four years from the date of the event.

At the expiration of the term of the agreement, all awards granted to Mr. Donohue during the term of the new agreement will vest and remain exercisable for a period of four years.

All equity awards granted to Mr. Donohue prior to the effective date of the new agreement shall be governed by the terms and conditions of such awards at the time of grant, including the applicable provisions of Mr. Donohue’s previous employment agreement.

The agreement also contains provisions prohibiting Mr. Donohue during the term of his employment, and for one year thereafter, from rendering services to any derivatives exchange or person providing clearing services and from soliciting the Company’s employees.

Mr. Donohue’s agreement expires on December 31, 2012, unless sooner terminated by the Company or Mr. Donohue.

Gill Employment Agreement

Under the terms of his agreement, Mr. Gill is entitled to receive a minimum annual base salary of $600,000. Mr. Gill is also eligible to receive an annual bonus under the Company’s bonus incentive plan for its named executive officers.  His current bonus opportunities are a threshold of 50% of base salary, a target of 100% of base salary and a maximum of 300% of base salary.  Under his agreement, Mr. Gill will participate in the Company’s equity incentive program.  His current equity award opportunity is a target of 175% of base salary with grants to be comprised of 50% restricted stock and 50% stock options.

In the event of a termination by the Company without cause, as defined in the agreement, in addition to his accrued benefits, Mr. Gill is entitled to a one time lump sum severance payment equal to two times his base salary as of the date of termination for the remaining term of the agreement, if any, not to exceed two years of base salary and subject to Mr. Gill’s timely execution and delivery of a general release. Additionally, in such event all of Mr. Gill’s outstanding unvested equity awards that were granted during the term of the new agreement will automatically vest and stock options granted during the term of the new agreement will remain exerciseable for a period of four years from the date of termination.

In the event of a change of control, as defined in the agreement, prior to termination of Mr. Gill’s employment, all of Mr. Gill’s unvested equity awards shall become vested.  If Mr. Gill is involuntarily terminated without cause within 60 days prior to a change of control, all of his unvested equity awards that would have been outstanding had he been employed on the date of the change of control will become vested.

In the event of Mr. Gill’s death or disability, as defined in the agreement, all equity awards granted during the term of the new agreement will vest with an exercise period of four years from the date of the event.

At the expiration of the term of the agreement, all awards granted to Mr. Gill during the term of the new agreement will vest and remain exercisable for a period of four years.

Following the termination of the agreement at expiration or following any termination by the Company without cause, Mr. Gill will also be entitled to receive insurance and health benefits until the earlier to occur of (i) the fourth anniversary of the expiration or termination, as applicable, or (ii) the date Mr. Gill is covered by comparable insurance and health benefits.

The agreement also contains provisions prohibiting Mr. Gill during the term of his employment, and for one year thereafter, from rendering services to any derivatives exchange or person providing clearing services and from soliciting the Company’s employees.

All equity awards granted to Mr. Gill prior to the effective date of the new agreement shall be governed by the terms and conditions of such awards at the time of grant, including the applicable provisions of Mr. Gill’s previous employment agreement.

Mr. Gill’s agreement will expire on December 31, 2013, unless sooner terminated by the Company or Mr. Gill.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Agreement, dated August 5, 2009, between CME Group, Inc. and Craig S. Donohue

10.2	Amended and Restated Agreement, dated August 5, 2009, between CME Group, Inc. and Phupinder Gill

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.

August 6, 2009	By:	/s/ Kathleen M. Cronin
Kathleen M. Cronin Managing Director, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Agreement, dated August 5, 2009, between CME Group, Inc. and Craig S. Donohue

10.2	Amended and Restated Agreement, dated August 5, 2009, between CME Group, Inc. and Phupinder Gill